As filed with the Securities and Exchange Commission on May 20, 2022
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

 FreightCar America, Inc.

(Exact name of registrant as specified in its charter)

Delaware	25-1837219
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

125 South Wacker Drive, Suite 1500 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

FreightCar America, Inc. 2022 Long Term Incentive Plan

(Full title of the plans)

James R. Meyer

Chief Executive Officer

FreightCar America, Inc.

125 South Wacker Drive, Suite 1500

Chicago, Illinois 60606

(Name and address of agent for service)

(800) 458-2235

(Telephone number, including area code, of agent for service)

Copy To:

David A. Sakowitz, Esq.

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

(212) 294-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

FreightCar America, Inc., a Delaware corporation (the “Registrant”), shall deliver the document containing the information in Part I of this Registration Statement on Form S-8 to each participant in the FreightCar America, Inc. 2022 Long Term Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “1933 Act”).  Such documents are not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).  In each case, such document and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(a)          the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 22, 2022 (File No. 000-51237);

(b)          the Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2022, filed with the Commission on May 10, 2022 (File No. 000-51237);

(c)           the Registrant’s current reports on Form 8-K filed with the Commission on January 4, 2022, January 6, 2022, January 21, 2022, February 8, 2022, March 1, 2022, April 6, 2022, May 10, 2022 and May 18, 2022 (File No. 000-51237); and

(d)          the description of the Registrant’s common stock contained in its Registration Statement on Form 8-A, filed with the Commission on April 4, 2005 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment, which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents (other than the portions of such documents, which by statute, by designation in such document or otherwise (including, but not limited to information disclosed by the Registrant under Items 2.02, 7.01, or 9.01 of any current report on Form 8-K), are not deemed filed with the Commission or are not regarded to be incorporated herein by reference).  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or for purposes of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                    Description of Securities.

Not applicable.

Item 5.                    Interests of Named Experts and Counsel.

None.

Item 6.                    Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

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Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the Delaware Corporation Law.

The Registrant’s certificate of incorporation, as amended, eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising: (a) from any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) from any transaction from which the director derived an improper personal benefit. In addition, the Registrant’s bylaws provide for indemnification of directors, officers, employees and agents to the fullest extent permitted by Delaware law and authorize the Registrant to purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Registrant or another business entity against any expense, liability or loss, regardless of whether the Registrant would have the power to indemnify such person under the Registrant’s bylaws or Delaware law.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

In addition, the Registrant has purchased director and officer liability insurance for the benefit of such persons.

Item 7.                    Exemption from Registration Claimed.

Not Applicable.

Item 8.                    Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-123384)).

5.1*	Opinion of Winston & Strawn LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Grant Thornton LLP.

23.3*	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1*	Powers of attorney (included on the signature page of this Registration Statement).

107*	Filing Fee Table.

*Filed herewith

Item 9.                    Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

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(i)            To include any prospectus required by Section 10(a)(3) of the 1933 Act.

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability of the Registrant under the 1933 Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)          The Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on May 20, 2022.

FREIGHTCAR AMERICA, INC.
/s/ James R. Meyer
By:	Name: James R. Meyer Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James R. Meyer and Michael A. Riordan as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and the other documents in connection therewith, and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the 1933 Act with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in their capacities on the dates listed below.

Signature	Title	Date

/s/ James R. Meyer James R. Meyer	President and Chief Executive Officer and Director (Principal Executive Officer)	May 19, 2022

/s/ Michael A. Riordan Michael A. Riordan	Vice President, Finance, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 19, 2022

/s/ William D. Gehl William D. Gehl	Chairman of the Board and Director	May 19, 2022

/s/ Elizabeth K. Arnold Elizabeth K. Arnold	Director	May 19, 2022

/s/ Jesus Salvador Gil Benavides Jesus Salvador Gil Benavides	Director	May 19, 2022

/s/ Rodger L. Boehm Rodger L. Boehm	Director	May 19, 2022

/s/ Malcolm F. Moore Malcolm F. Moore	Director	May 19, 2022

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INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-123384)).

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

107	Filing Fee Table.

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